Exhibit 99.1

FOR IMMEDIATE RELEASE	For more information contact:

September 17, 2026	Rodger A. McHargue at (812) 238-6000

First Financial Corporation Declares Quarterly Dividend

TERRE HAUTE, INDIANA - The directors of First Financial Corporation (NASDAQ: THFF) have declared a dividend of 56 cents per share payable on October 15, 2026, to shareholders of record at the close of business October 1, 2026.

First Financial Corporation is the holding company for First Financial Bank N.A. in Indiana, Illinois, Kentucky, Tennessee, and Georgia.